EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2001 relating to the consolidated financial statements of Maxcor Financial Group Inc., which report appears on page F-3 of Maxcor Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

New York, NY
November 29, 2001